Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Sonoco Products Company

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Debt	Debt Securities	Rule 456(b) and Rule 457(r)	(1)	(2)	(2)	(3)	(3)
	Equity	Common Stock, no par value	Rule 456(b) and Rule 457(r)	(1)	(2)	(2)	(3)	(3)
	Equity	Preferred Stock, no par value	Rule 456(b) and Rule 457(r)	(1)	(2)	(2)	(3)	(3)
	Other	Warrants	Rule 456(b) and Rule 457(r)	(1)	(2)	(2)	(3)	(3)
	Other	Depositary Shares	Rule 456(b) and Rule 457(r)	(1)	(2)	(2)	(3)	(3)
	Other	Purchase Contracts	Rule 456(b) and Rule 457(r)	(1)	(2)	(2)	(3)	(3)
	Other	Guarantees	Rule 456(b) and Rule 457(r)(4)	(1)	(2)	(2)	(3)	(3)
	Other	Units	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(3)	(3)

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A

Carry Forward Securities

Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A

	Total Offering Amounts					N/A		N/A

	Total Fees Previously Paid							N/A

	Total Fee Offsets							N/A

	Net Fee Due							N/A

(1)	An indeterminate aggregate initial offering price and number of securities of each identified class is being registered and may from time to time be offered at indeterminate prices. There are also being registered hereunder an indeterminate number of such securities as shall be issuable upon conversion, exchange or exercise of any securities that provide for such issuance. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration shall also cover any addition securities of the registrant that become issuable by reason of any stock splits, dividends or similar transactions.
(2)	The proposed maximum offering price per unit and maximum aggregate offering per class of securities will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security. Separate consideration may or may not be received for securities that are issuable upon conversion, exercise or exchange of other securities, or that are issuable in units.
(3)	The registrant is relying on Rule 456(b) and Rule 457(r) under the Securities Act to defer payment of all of the registration fee. In connection with the securities offered hereby, the Registrant will pay “pay-as-you-go registration fees” in accordance with Rule 456(b). The Registrant will calculate the registration fee applicable to an offer of securities pursuant to this Registration Statement based on the fee payment rate in effect on the date of such fee payment.
(4)	No separate consideration will be received for the guarantee of securities being registered. In accordance with Rule 457(n) under the Securities Act, no registration fee is payable with respect to such guarantees.